Exhibit 31.1
AGNC Investment Corp.
Certification Pursuant to Section 302(a)
of the Sarbanes-Oxley Act of 2002

I, Gary D. Kain, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of AGNC Investment Corp.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	February 26, 2020

/s/ GARY D. KAIN
Gary D. Kain
Chief Executive Officer and Chief Investment Officer (Principal Executive Officer)